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                                                                  Exhibit (j)(1)


               EATON VANCE INSURED NEW JERSEY MUNICIPAL BOND FUND


                                                        October 21, 2002



Eaton Vance Insured New Jersey Municipal Bond Fund hereby adopts and agrees to become a party to the attached Custodian Agreement as amended and extended with Investors Bank & Trust Company.

                              EATON VANCE INSURED NEW JERSEY MUNICIPAL BOND FUND



                              By: /s/ Thomas J. Fetter
                                  --------------------
                                  Thomas J. Fetter
                                  President


Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY



By:  /s/ Andrew Nesveth

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     Andrew Nesveth
     Managing Director